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                                                                   EXHIBIT 10.57

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

         This Second Amendment to the Employment Agreement (defined below) is made and entered into as of the 15th day of March, 2002, by and between Interliant, Inc., a Delaware corporation, having a place of business at Two Manhattanville Road, Purchase, New York 10577 ("Employer"), and, Leonard J. Fassler, having an address at 7 Old Woods Drive, Harrison, NY 10528 ("Employee").

                                   WITNESSETH:

         WHEREAS, Employee is a Co-Chairman and director of Employer;

         WHEREAS, Employer and Employee entered into an Employment Agreement dated as of January 1, 1999 and an Amendment thereto on May 22, 2001 (collectively, the "Employment Agreement") setting forth the terms of the employment relationship of Employee as Co-Chairman of Employer;

         WHEREAS, the current term of the Employment Agreement expires May 31, 2002 ("Current Term");

         WHEREAS, the parties desire to further amend the Employment Agreement, particularly the term and the compensation provided thereunder, in accordance with the terms and conditions set forth in this Amendment.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is agreed as follows:

         1. TERM

                  The term of Employee's employment hereunder shall be further extended for an additional twelve (12) months beyond the end of the Current Term, thereby continuing through and including May 31, 2003 (the "Extended Term"). The Agreement shall be automatically extended from year to year thereafter unless either party gives not less than three (3) months prior written notice to the other that such party elects to have the Agreement terminated effective at the end of the Extended Term or then current renewal term, provided, however, that the compensation to be paid to Employee during any such renewal period shall be the same as provided in the Employment Agreement without giving effect to the changes made by this Second Amendment or any prior Amendment, unless the parties otherwise agree in writing.

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         2. COMPENSATION

                  As compensation for the performance of his duties on behalf of Employer during the Extended Term, Employer shall deliver to Employee, 500,000 shares of Employer's common stock, par value $.01, which shares shall be unregistered.

         3. SEVERANCE

                  All references in Section 6 of the Employment Agreement to "Section 3 (d)" shall be modified to read "Section 3 (c)".


         4. ENTIRE AGREEMENT; MODIFICATION

                  Except as expressly amended hereby, the Employment Agreement shall remain in full force and effect as originally drafted and as previously amended. This Agreement contains the entire agreement between the parties relating to the subject matter hereof. No modification of this Agreement shall be valid unless it is made in writing and signed by the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                      INTERLIANT, INC.,
                                      Employer

                                      By: /s/ Bruce Graham
                                         --------------------------------
                                          Bruce Graham, Chief Executive
                                          Officer and President

                                      Employee:

                                       /s/ Leonard J. Fassler
                                      -----------------------------------
                                        Leonard J. Fassler

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